Exhibit 4.1

                                RIGHTS AGREEMENT

     The following is the First Amendment to the Rights Agreement, dated as of February 4, 2000 (the "Amendment"), between TransNet Corporation (the "Company") and Continental Stock Transfer and Trust Company, as Rights Agent:

WHEREAS, the undersigned Rights Agent and TransNet Corporation are parties to a Rights Agreement dated as of February 6, 1990, and

WHEREAS the Company desires to amend the Rights Agreement pursuant to Section 27 of the Rights Agreement.

NOW THEREFORE, the amendment shall be as follows:

1. Section 7. Amendment to Section 7 of the Rights Agreement: Section 7(a)(i) is hereby amended by deleting the reference to "February 6, 2000" and replacing it with "February 6, 2010".

2. Exhibit A. Amendment to Exhibit A of the Rights Agreement: SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK is hereby amended by deleting the references to "February 6, 2000" and replacing them with "February 6, 2010".

3. Exhibit B. Amendment to Exhibit B of the Rights Agreement: FORM OF RIGHTS CERTIFICATE. The heading paragraph is hereby amended by deleting the references to "February 6, 2000" and replacing them with "February 6, 2010". The first paragraph is hereby amended by deleting the references to "February 6, 2000" and replacing them with "February 6, 2010".

4. Governing Law. This Amendment, the Rights Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such State.

5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

6. Effect of Amendment. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be duly executed as of February 4, 2000.

                                    TRANSNET CORPORATION
Attest:


By:                                    By:
   Name:                               Name:
   Title:                              Title:

                                    CONTINENTAL STOCK TRANSFER AND
                                    TRUST COMPANY
Attest:


By:                                    By:
   Name:                               Name:
   Title:                              Title: